The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286
April 4, 2008

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:	American Depositary Shares evidenced by
the Global Depositary Receipts for Common Shares of MMX MINERACAO E METALICOS S.A.
(F-6 No.:  333-139106)




Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New
York, as Depositary for securities against which Global Depositary Receipts (GDRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of MMX
MINERACAO E METALICOS S.A. Common
Shares represented by one Global Depositary Share
(the Ratio) from 20 GDSs  represents one (1)
Common Share to one (1) GDS represents one (1)
Common Share.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the GDR certificate for MMX MINERACAO E METALICOS S.A.
Common Shares. The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:


Effective April 11, 2008, One (1) GDR
equals One (1) Common Share
Attached to this letter is a copy of a letter from MMX MINERACAO E METALICOS S.A. to
The Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or comments at (212) 815 4244.

Sincerely,


Sandra Friedrich
Assistant Vice President
212-815-4244
sfriedrich@bnymellon.com
675934-1